UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Victory Road, Suite 301, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWAG	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	SWAGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Chief Executive Officer

On November 26, 2025, Stran & Company, Inc. (the “Company”) entered an Amended and Restated Employment Agreement, dated as of November 26, 2025, with Andrew Shape (the “Shape Employment Agreement”), pursuant to which Mr. Shape will continue to serve as President and Chief Executive Officer of the Company. The Shape Employment Agreement amends, restates, and supersedes the prior Employment Agreement, dated as of July 13, 2021, between the Company and Mr. Shape. The Shape Employment Agreement provides for an initial term of two years commencing on November 26, 2025, with automatic one-year extensions unless either party provides 60 days’ prior written notice of non-renewal.

Under the Shape Employment Agreement, Mr. Shape will receive an annual base salary of $500,000, and will be eligible for additional annual cash bonuses based on certain target performance goals as determined by the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) or the Board. The Company will provide a leased automobile (up to $750 per month), pay for Mr. Shape’s mobile phone plan and periodic upgrades, and reimburse reasonable business expenses. The Shape Employment Agreement includes indemnification and directors’ and officers’ insurance provisions, as well as clawback provisions for compensation as required by Company policy or applicable law. Mr. Shape will be entitled to participate in the Company’s benefit plans, including medical, life, disability, pension, and 401(k) plans, and will receive paid time off in accordance with Company policy.

In the event of termination by the Company without Cause (as defined by the Shape Employment Agreement), or by Mr. Shape for Good Reason (as defined by the Shape Employment Agreement), Mr. Shape will be entitled to: (i) continued payment of base salary for 18 months, subject to execution of a general release and compliance with certain conditions; (ii) reimbursement of COBRA premiums for himself and his family for up to 18 months; and (iii) immediate vesting of all outstanding unvested equity. Upon such termination, Mr. Shape will also receive any accrued but unpaid salary, expense reimbursements, and any previously granted but unpaid bonus.

The Shape Employment Agreement provides for nondisclosure of certain confidential information either during or after the term of the Shape Employment Agreement, subject to certain exceptions. The Shape Employment Agreement also contains non-competition and non-solicitation covenants, which generally apply during employment and for 12 months after the termination of Mr. Shape’s employment. The Shape Employment Agreement also includes provisions for dispute resolution by binding arbitration.

A copy of the Shape Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Amended and Restated Employment Agreement with Chief Financial Officer

On November 26, 2025, Stran & Company, Inc. (the “Company”) entered an Amended and Restated Employment Agreement, dated as of November 26, 2025, with Davud Browner (the “Browner Employment Agreement”), pursuant to which Mr. Browner will continue to serve as Chief Financial Officer of the Company. The Browner Employment Agreement amends, restates, and supersedes the prior Employment Agreement, dated as of April 14, 2023, between the Company and Mr. Browner. The Browner Employment Agreement provides for an initial term of two years commencing on November 26, 2025, with automatic one-year extensions unless either party provides 60 days’ prior written notice of non-renewal.

Under the Browner Employment Agreement, Mr. Browner will receive an annual base salary of $300,000, and will be eligible for additional annual cash bonuses based on certain target performance goals as determined by the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) or the Board. Pursuant to the Browner Employment Agreement, Mr. Brown was awarded 120,000 restricted shares of the Company’s common stock, par value $0.0001 per share, which will vest as to one-quarter on January 1, 2026 and the remainder vesting as to one-third on each of the first, second and third anniversaries of the date of the Browner Employment Agreement. The Company will provide a leased automobile (up to $750 per month), pay for Mr. Browner’s mobile phone plan and periodic upgrades, and reimburse reasonable business expenses. The Browner Employment Agreement includes indemnification and directors’ and officers’ insurance provisions, as well as clawback provisions for compensation as required by Company policy or applicable law. Mr. Browner will be entitled to participate in the Company’s benefit plans, including medical, life, disability, pension, and 401(k) plans, and will receive paid time off in accordance with Company policy.

In the event of termination by the Company without Cause (as defined by the Browner Employment Agreement), or by Mr. Browner for Good Reason (as defined by the Browner Employment Agreement), Mr. Browner will be entitled to: (i) continued payment of base salary for six months, subject to execution of a general release and compliance with certain conditions, except that if such termination occurs within 90 days prior to or 12 months after a Change in Control (as defined in the Browner Employment Agreement), such payment will continue for 24 months; (ii) reimbursement of COBRA premiums for himself and his family for up to 18 months; and (iii) immediate vesting of all outstanding unvested equity. Upon such termination, Mr. Browner will also receive any accrued but unpaid salary, expense reimbursements, and any previously granted but unpaid bonus.

The Browner Employment Agreement provides for nondisclosure of certain confidential information either during or after the term of the Browner Employment Agreement, subject to certain exceptions. The Browner Employment Agreement also contains non-competition and non-solicitation covenants, which generally apply during employment and for 12 months after the termination of Mr. Browner’s employment. The Browner Employment Agreement also includes provisions for dispute resolution by binding arbitration.

A copy of the Browner Employment Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 7.01 Regulation FD Disclosure.

On November 28, 2025, the Company issued a press release announcing that the Company had appointed John Audibert as the Company’s Chief Strategy Officer and Chief Compliance Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The press release attached as Exhibit 99.1 hereto and the statements contained therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify these statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms, or other comparable terminology that concern the Company’s expectations, strategy, plans, or intentions. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today’s date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Forward-looking statements include, but are not limited to, the Company’s expectations regarding synergies from its acquired businesses, its financial position and operating performance, its expectations regarding its business initiatives, the Company’s expectations about its operating performance, trends in its business, the effectiveness of its growth strategies, its market opportunities, and demand for its products and services in general. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties described in the section titled “Risk Factors” in the Company’s periodic reports with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement, dated as of November 26, 2025, between Andrew Shape and Stran & Company, Inc.
10.2	Amended and Restated Employment Agreement, dated as of November 26, 2025, between David Browner and Stran & Company, Inc.
99.1	Press Release dated November 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2025	STRAN & COMPANY, INC.

/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	President and Chief Executive Officer

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